Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 expected to be filed on January 18, 2011) pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan of our report dated March 31, 2010, with respect to the consolidated financial statements of ABW Lewers LLC at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, all included in the Registration Statement on Form S-11 (No. 333-169326), as amended, and the related Prospectus dated January 12, 2011 of American Assets Trust, Inc. for the registration of its common stock, filed with the Securities and Exchange Commission.

/s/ Accuity LLP

Honolulu, Hawaii

January 14, 2011

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 expected to be filed on January 18, 2011) pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan of our report dated April 21, 2010 (except as to Note 3 and Note 6 which are as of September 13, 2010) with respect to the combined financial statements of Waikiki Beach Walk – Hotel at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, all included in the Registration Statement on Form S-11 (No. 333-169326), as amended, and the related Prospectus dated January 12, 2011 of American Assets Trust, Inc. for the registration of its common stock, filed with the Securities and Exchange Commission.

/s/ Accuity LLP

Honolulu, Hawaii

January 14, 2011